UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2018

CHENIERE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33366	20-5913059
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 1900 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

EPC Contract. Sabine Pass Liquefaction, LLC (“SPL”), an indirect wholly owned subsidiary of Cheniere Energy Partners, L.P. (the “Partnership”), has entered into a Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Stage 4 Liquefaction Facility dated November 7, 2018 (the “EPC Contract”) with Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”).

Parent Guarantee. Bechtel Global Energy, Inc. guarantees Bechtel’s obligations under the EPC Contract.

Scope of Work. The work to be performed by Bechtel pursuant to the EPC contract includes procurement, engineering, design, installation, training, commissioning and placing into service of the Stage 4 natural gas liquefaction facility at the Sabine Pass liquefied natural gas (“LNG”) terminal in Cameron Parish, Louisiana consisting of one liquefaction train and related facilities with an expected nominal production capacity of, which is prior to adjusting for planned maintenance, production reliability and potential overdesign, approximately 4.5 million tonnes per annum (mtpa) and an SPL option to engineer, design, construct and commission a third berth.

Contract Price. The EPC Contract provides that SPL will pay Bechtel a “Contract Price” of $2,016,892,573 (which does not include the cost of the SPL option to engineer, design, construct and commission a third berth). The Contract Price is only subject to adjustment by change order. Bechtel has the right, among other things, to submit change orders in the event Bechtel is adversely affected as a result of a delay in SPL not issuing certain limited notices to proceed by specified dates prior to July 1, 2019 or SPL not issuing a full notice to proceed with the construction on or before July 1, 2019.

Bechtel Change Orders. The EPC Contract also entitles Bechtel to a change order amending its rights and obligations to the extent it is adversely affected by any of the following: (i) a change in law, (ii) certain acts or omissions of SPL, (iii) force majeure, (iv) acceleration of work by SPL, (v) delay in delivery of insurance proceeds in the case of insured loss, (vi) suspension of work ordered by SPL, (vii) subsurface soil conditions materially different from those described in the geotechnical studies, (viii) discovery of hazardous materials for which SPL is responsible, (ix) physical damage caused by a third party not under Bechtel’s control, (x) SPL’s request for an increase in coverage under the letter of credit to cover increases in the Contract Price as a result of change orders, and (xi) other specified reasons in the EPC Contract.

SPL Change Orders. The EPC Contract entitles SPL to a change order unilaterally up to certain thresholds and thereafter upon request provided that agreement is reached on any changes to the contract price, project schedule, design, payment schedule, minimum acceptance criteria, performance guarantee and any other obligation of Bechtel under the EPC Contract.

Warranty. In the EPC Contract, Bechtel warrants that (i) the equipment will be new (unless otherwise specified in the EPC Contract) and of good quality, (ii) the work and the equipment will meet the requirements of the EPC Contract, including good engineering and construction practices and applicable laws, codes and standards, and (iii) the work and the equipment will be free from encumbrances to title.

Until 18 months after substantial completion of the liquefaction train, Bechtel will be liable to promptly correct any work that is found defective with respect to the liquefaction train.

Minimum Acceptance Criteria Not Achieved. If the liquefaction train fails to achieve 95% of the performance guarantee set forth in the EPC Contract (the “minimum acceptance criteria”) by the guaranteed substantial completion date, then (i) substantial completion of the liquefaction train will not occur and (ii) Bechtel is required to pay delay liquidated damages. In addition, Bechtel is required to attempt for 10 months thereafter to correct the work to enable the liquefaction train to achieve the minimum acceptance criteria and otherwise achieve substantial completion. If the liquefaction train has not achieved the minimum acceptance criteria and substantial completion at the end of this 10-month period, then SPL will have the option of either (i) granting Bechtel an additional 10-month correction period or (ii) declaring a Bechtel default.

Performance Liquidated Damages. If the liquefaction train has not achieved the performance guarantee within a specified period after the guaranteed substantial completion date, then Bechtel is required to pay the applicable performance liquidated damages.

Delay Liquidated Damages. If substantial completion of the liquefaction train occurs after the guaranteed substantial completion date, Bechtel is required to pay SPL delay liquidated damages at the applicable daily rate as defined in the EPC Contract until substantial completion of the liquefaction train occurs.

Schedule Bonus. Bechtel will be entitled to receive specified bonuses for timely substantial completion of the liquefaction train.

Termination By SPL for Bechtel Default. If Bechtel (i) fails to timely commence the work, (ii) abandons the work, (iii) fails to materially comply with its material obligations, (iv) makes an assignment that is not permitted, (v) fails to maintain required insurance, or (vi) materially disregards applicable law or applicable standards and codes or an insolvency event occurs with respect to Bechtel or its guarantor, then SPL will have the right to require that Bechtel cure such default. If Bechtel fails to cure such default, or if Bechtel or its guarantor experiences an insolvency event, SPL, without prejudice to its other rights, may terminate the EPC Contract.

Termination by SPL for Convenience. SPL will also have the right to terminate the EPC Contract for its convenience, in which case Bechtel will be paid (i) the portion of the Contract Price for the work performed, (ii) costs reasonably incurred by Bechtel on account of such termination and demobilization, (iii) a lump sum of between $1.0 million and $2.5 million depending on the termination date if the EPC Contract is terminated prior to issuance of the notice to proceed, plus termination amounts specified in certain limited notices to proceed, and (iv) if the EPC Contract is terminated after issuance of the full notice to proceed, up to $30.0 million depending on the termination date.

Termination by Bechtel for SPL Default. If SPL (i) fails to pay any undisputed amount, (ii) fails to materially comply with any of its material obligations, or (iii) experiences an insolvency event, then Bechtel has the right to provide written notice demanding that such SPL default be cured. If SPL fails to cure such default or SPL experiences an insolvency event, Bechtel may terminate the EPC Contract.

Termination in the Event of an Extended Force Majeure. If one force majeure event causes suspension of a substantial portion of the work for more than 100 consecutive days or any one or more force majeure events causes suspension of a substantial portion of the work for a period exceeding 180 days in the aggregate during any continuous 24-month period, then either party may terminate the EPC Contract.

Termination in the Event of Delayed Notice to Proceed. If SPL fails to issue the full notice to proceed by February 2, 2021, then either party may terminate the EPC Contract, and Bechtel will be paid costs reasonably incurred by Bechtel on account of such termination and a lump sum of $5.0 million.

Limitation on Bechtel’s Liability. Bechtel’s liability under the EPC Contract is limited as specified in the EPC Contract, except that this limit does not apply to certain indemnification obligations, to Bechtel’s title warranty, or to Bechtel’s obligation to complete all work required to ensure that the liquefaction train is ready to receive natural gas and produce LNG.

The descriptions of material terms of the EPC Contract set forth above are not complete, are subject to further provisions (including exceptions, qualifications and alternatives), and are qualified in their entirety by reference to the text of the EPC Contract, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description

10.1*	Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Stage 4 Liquefaction Facility, dated November 7, 2018, by and between Sabine Pass Liquefaction, LLC and Bechtel Oil, Gas and Chemicals, Inc. (Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS, L.P.
	By:	Cheniere Energy Partners GP, LLC,
its general partner

Date: November 9, 2018	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Executive Vice President and
Chief Financial Officer